UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant [  ]

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

DELAWARE POOLED TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2/16/16

FAQ: DPT/Mondrian proxy vote

FOR INTERNALUSE ONLY. NOT FOR PUBLIC DISTRIBUTION.

Q: What’s happening?

The Delaware Pooled Trust Board of Trustees approved an agreement and plan providing for the reorganization of the International Equity Portfolio (the Portfolio) into the Mondrian International Equity Fund (the New Fund), of the Gallery Trust. The Portfolio is currently sub-advised by Mondrian Investment Partners Limited (Mondrian); Mondrian will manage the New Fund.

•	SEI Investments Global Funds Services will serve as the administrator of the New Fund, and SEI Investments Distribution Co. will act as the principal underwriter for the shares of the New Fund.
•	The New Fund will have no affiliation with or services provided by Delaware Investments.
•
While the portfolio management team of the New Fund is substantially the same as the portfolio management team of the Portfolio, the New Fund has identified a smaller group of team members as being primarily responsible for the day-to-day management of the New Fund's portfolio.

•
The New Fund’s investment objective is substantially the same as that of the Portfolio, and the New Fund’s principal investment strategies and principal risks are substantially similar to those of the Portfolio.

Q: What happens next?

Shareholders will receive a combined proxy statement/prospectus providing information about the reorganization of the Portfolio into the New Fund, and asking shareholders to vote on the reorganization.

Q: What changes will happen as a result of the proxy?

•	If shareholders approve the reorganization, the Portfolio’s assets will transfer to the New Fund, and Portfolio shareholders will receive shares of the New Fund.
•	The Portfolio will continue to accept purchases from existing shareholders (including reinvested dividends and capital gains) until the last business day before the reorganization.

Q: What is the timeline for the proxy vote?

•	Proxy mailing to shareholders: on or around February 10th, 2016
•	Direct Shareholder solicitation via phone, if the shareholder has not yet voted: on or around February 16th, 2016
•	Initial shareholder meeting: March 11th, 2016

Q: How is the proxy vote facilitated?

We’re using Broadridge as our proxy vendor.

Q: How can shareholders vote?

Shareholders have three options:

•	Mail back their proxy cards in the postage paid envelope provided
•	Call Broadridge-dedicated toll-free proxy voting lines (refer to proxy ballot for applicable phone number) – Control number located on their proxy cards will be required
•	Vote online here: www.proxyvote.com – Control number located on their proxy cards will be required

Q: What’s needed for the proxy to pass?

The reorganization must be approved by the lesser of (i) 67% or more of the voting securities of the Portfolio that are present in person or by proxy at the meeting, if holders of shares representing more than 50% of the outstanding voting securities of the Portfolio are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Portfolio.

Q: What if it doesn’t pass by March 11, 2016?

If shareholders of the Portfolio do not approve the reorganization by March 11th, additional shareholder meetings may be scheduled.

Q: What if it doesn’t pass at all?

If the reorganization is not approved, the Portfolio’s Board will consider what, if any, additional action to take.

Q: What effect will the reorganization have on shareholders?

•
Immediately after the reorganization, shareholders will hold shares of the New Fund having a total dollar value equal to the dollar value of the shares of the Portfolio that were held immediately prior to the closing of the reorganization.

•	Shareholders in the Portfolio will not incur any interruption in the management of the fund.
•	We do not anticipate any material negative impact to shareholders post-reorganization.

Q: How do the Funds’ investment objectives and strategies compare?

•
The investment objective of the Portfolio is substantially the same as the investment objective of the New Fund, and the principal investment strategies and principal risks of the Portfolio are substantially similar to the principal investment strategies and principal risks of the New Fund.

Q: How do the funds’ expenses compare?

The current management fee rate for the New Fund is lower than the management fee of the Portfolio.

•
Mondrian has agreed to limit the operating expenses of the New Fund to 0.79% of average daily net assets until February 28, 2019, which is lower than the expense ratio of 0.86% of average daily net assets for the Portfolio for the fiscal year ended October 31, 2015.

Q: Will I be taxed as result of the reorganization?

The reorganization is intended to be a tax-free transaction.

Q: Is the Fund currently opened to new investors?

The Portfolio is currently closed to new investors, while the New Fund will be open to new investors, providing for greater opportunities for economies of scale benefits to shareholders.

Q: Will there be any costs associated with the reorganization?

Mondrian, not the Portfolio or the New Fund, will pay all costs associated with the reorganization.

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